UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2010

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2010, a subsidiary of Endeavour International Corporation, Endeavour Energy UK Limited ("EEUK"), entered into a Sale and Purchase Agreement with Shell U.K. Limited and Shell EP Offshore Ventures Limited (collectively, "Shell") pursuant to which EEUK will acquire an additional 20% working interest in the North Sea Bacchus development, relating to U.K. Production Licence No. P.255, Block 22/6a North and P.057, Block 21/9. The purchase price is cash consideration at closing of $9.57 million and $6.38 million three months after first oil, adjusted for capital relating to the North Sea Bacchus development incurred by Shell until the closing date. The transaction is subject to customary closing conditions, including certain government and partner approvals. Closing is expected to be completed by 2010 year-end.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated November 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

November 30, 2010	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 23, 2010